                                                                   Exhibit 10.41

                         EXECUTIVE EMPLOYMENT AGREEMENT

     This Executive Employment Agreement ("Agreement") is by and between NetRatings, Inc. ("Company") and William Hodgman ("Executive") and is contingent upon and made effective ("Effective Date") as of the Closing Date as defined in that certain Asset Purchase Agreement by and among NetRatings, Inc., Jupiter Media Metrix, Inc., and AdRelevance, Inc. ("Asset Purchase Agreement"). Capitalized terms that are not otherwise defined in this Agreement shall have the meaning ascribed to them in the Merger Agreement.

     The parties agree as follows:

     1. Employment. Company hereby employs Executive, and Executive hereby
        ----------
accepts such employment, upon the terms and conditions set forth herein.

     2.   Duties.
          ------

          2.1 Position. Executive is to be employed as an Executive Vice
              --------
President of Measurement Services and shall have the additional duties and responsibilities assigned by the Company's Chief Executive Officer, both upon initial hire and as may be reasonably assigned from time to time. Executive shall perform faithfully and diligently all duties assigned to Executive. Company reserves the right to modify Executive's position and duties at any time in its sole and absolute discretion.

          2.2 Best Efforts/Full-time. Executive will expend Executive's best
              ----------------------
efforts on behalf of Company, and will abide by all policies and decisions made by Company, as well as all applicable federal, state and local laws, regulations or ordinances. Executive will act in the best interest of Company at all times. Executive shall devote Executive's full business time and efforts to the performance of Executive's assigned duties for Company, unless Executive notifies the Board of Directors in advance of Executive's intent to engage in other paid work and receives the Board of Directors' express written consent to do so.

     3.   Term.
          ----

          3.1 Initial Term. The employment relationship pursuant to this
              ------------
Agreement shall be for an initial term commencing on the Effective Date set forth above and continuing until two years thereafter ("Initial Term"), unless sooner terminated in accordance with section 7 below.

          3.2 Renewal. Upon completion of the Initial Term specified in
              -------
subsection 3.1 above, Executive's employment, should it continue, shall be renewed automatically for successive periods of one year (a "Renewal Period") as long as the Executive is employed by the Company, unless either party shall have given the other party notice of termination not less than forty-five (45) days prior to and effective on the next following renewal date; provided, however, that notwithstanding any of the foregoing provisions to the contrary, the Executive's employment hereunder and this Agreement may be terminated at any time as provided in Section 7.

     4. Compensation.
        ------------

          4.1 Base Salary. As compensation for Executive's performance of
              -----------
Executive's duties hereunder, Company shall pay to Executive an initial Base Salary of $18,750 per month ($225,000 annualized), payable in accordance with the normal payroll practices of Company, less required deductions for state and federal withholding tax, social security and all other employment taxes and payroll deductions. Executive's base salary shall be subject to increases on an annual basis on the same basis as other members of the Company's senior management and as approved by the Board of Directors of Company or its Compensation Committee.

          4.2 Incentive Compensation. Executive shall have the opportunity to
              ----------------------
earn a Performance Bonus based upon the achievement of certain fiscal and performance-based objectives as those objectives and other terms are mutually determined in good faith by Executive and CEO prior to the applicable bonus period. The Target Bonus for Calendar Year 2002 shall be 45 percent of Executive's Base Salary prorated to the date of hire (of which 22.5 percent will be guaranteed). Further, the agreed to fiscal and performance-based objectives shall be determined on a semi-annual basis. Payment of the Target Bonus will be made to Executive no later than forty-five days following the last day of the semi-annual period. The Target Bonus each calendar year thereafter shall be 45 percent of the Executive's Base Salary, none of which will be guaranteed.

          4.3 Stock Options. Subject to the Board of Directors' approval,
              -------------
Executive will be granted a non-qualified stock option to purchase 150,000 shares of Company's Common Stock under Company's Stock Option Plan (the "Plan") at an exercise price equal to the fair market value of that stock on the Effective Date (the "Option"). The Option shall vest at the rate of 25% on the first anniversary of the grant date and 1/48 of the shares subject to the Option shall vest each month thereafter, in each case as long as the Executive is employed by the Company on such vesting date. The Option will be subject to the terms and conditions of the Plan and the standard stock option agreement provided pursuant to the Plan, which Executive will be required to sign as a condition of receiving the Option.

     5. Customary Fringe Benefits. Executive will be eligible for all customary
        -------------------------
and usual fringe benefits generally available to executives of Company subject to the terms and conditions of Company's benefit plan documents. Company reserves the right to change or eliminate the fringe benefits on a prospective basis, at any time, effective upon notice to Executive, provided, however, that the Company agrees to pay for Executive contributions required for Executive and dependants' participation in the Company's medical and dental insurance benefits. Executive will specifically be eligible for four weeks of vacation plus sick leave to be administered in accordance with the policies of Company in effect during the term of this Agreement. Should the Company require the Executive to relocate and the Executive agrees to relocate, the Company will pay for all reasonably related moving expenses. Any amounts received by Executive for relocation expense reimbursement will be reported as taxable income to Executive in the year received as required by applicable tax law.

     6. Business Expenses. Executive will be reimbursed for all reasonable,
        -----------------
out-of-pocket business expenses incurred in the performance of Executive's duties on behalf of Company. To obtain reimbursement, expenses must be submitted promptly with appropriate supporting documentation in accordance with Company's policies.

     7. Termination of Executive's Employment.
        -------------------------------------

          7.1 Termination for Cause by Company. Although Company anticipates a
              --------------------------------
mutually rewarding employment relationship with Executive, Company may terminate Executive's employment immediately at any time for Cause. For purposes of this Agreement, "Cause" is defined as: (a) any act of personal dishonesty taken by the Executive in connection with his responsibilities as an employee which is intended to result in substantial personal enrichment of the Executive; (b) the Executive's conviction of a felony which the Board reasonably believes has had or will have a material detrimental effect on the Company's reputation or business; (c) a willful act by the Executive which constitutes misconduct and is injurious to the Company; (d) a willful breach by Executive of Employee Nondisclosure and Invention Assignment Agreement referenced in Section 9 herein;
(e) continued willful violations by the Executive of the Executive's obligations to the Company after there has been delivered to the Executive a written demand for performance from the Company which describes the basis for the Company's belief that the Executive has not substantially performed his duties; (f) Executive's failure to perform the essential functions of Executive's position, with or without reasonable accommodation, due to a mental or physical disability; and (g) Executive's death. In the event Executive's employment is terminated in accordance with this subsection 7.1, Executive shall be entitled to receive only the Base Salary then in effect, prorated to the date of termination and, if Executive is terminated in calendar year 2002, the guaranteed portion of his Target Bonus, prorated to the date of termination. All other Company obligations to Executive pursuant to this Agreement will become automatically terminated and completely extinguished. Executive will not be entitled to receive the Severance Payment described in subsection 7.2 below.

          7.2 Termination Without Cause by Company/Severance. Company may
              ----------------------------------------------
terminate Executive's employment under this Agreement without Cause at any time on thirty (30) days' advance written notice to Executive. In the event of such termination, Executive shall be entitled to receive the Base Salary then in effect, prorated to the date of termination and, if Executive is terminated in calendar year 2002, the guaranteed portion of his Target Bonus (22.5% of base salary), prorated to the date of termination. Executive will in addition receive
(a) continued payment consistent with the Company's normal payroll procedures of Executive's salary at his Base Salary rate less applicable withholding, for 12 months following his termination ("Severance Period"); (b) continued payment of a prorata share of Executive's Target Bonus, less applicable withholding, for the Severance Period; (c) accelerated vesting of that number of shares of the unvested portion of any stock option(s) held by the Executive that were granted by the Company equal to either (x) if such termination occurs during the first twelve months of this Agreement, that number of shares that would have vested if Executive had remained employed by the Company from the termination date through the end of the initial two year term of this Agreement and (y) if such termination occurs after the first anniversary of this Agreement, twelve months of vesting; with such accelerated vesting to be effective the day prior to his termination; and (d) payment for the employee portion for the continuation of health benefits as provided under COBRA, for the Severance Period, provided that
Executive: (i) complies with all surviving provisions of this Agreement as specified in subsection 12.7 below; (ii) complies with the provisions of the NonCompetition Agreement that Executive entered into concurrently with the Asset Purchase Agreement; and (iii) executes a full general release, releasing all claims, known or unknown, that Executive may have against Company arising out of or any way related to Executive's employment or termination of employment with Company. All other Company obligations to Executive will be automatically terminated and completely extinguished.

          7.3 Voluntary Resignation by Executive for Good Reason/Severance.
              ------------------------------------------------------------
Executive may voluntarily resign Executive's position with Company for Good Reason, at any time on sixty (60) days' advance written notice. In the event of Executive's resignation for Good Reason, Executive will be entitled to receive the payments and benefits described in subsection 7.2 above, provided Executive complies with all of the conditions in subsection 7.2 above. All other Company obligations to Executive pursuant to this Agreement will become automatically terminated and completely extinguished. Executive will be deemed to have resigned for Good Reason in the following circumstances: (a) without the Executive's express written consent, the reduction of the Executive's duties which results in a significant diminution of the Executive's position or responsibilities with the Company, or the removal of the Executive from his employment position in the Company other than for Cause; (b) without the Executive's express written consent, a material reduction (defined as more than a 10 percent reduction) by the Company in the Executive's total cash compensation as in effect immediately prior to such reduction; (c) without the Executive's express written consent, a material reduction by the Company in the kind or level of employee benefits to which the Executive is entitled immediately prior to such reduction with the result that the Executive's overall benefits package is significantly reduced, or (d) any breach by the Company of any material provision of this Agreement. Executive recognizes, however, that under no circumstance will his own relocation within the first year following the Closing Date (even if at the request of the Company) constitute an event of Good Reason.

          7.4 Voluntary Resignation by Executive Without Good Reason. Executive
              ------------------------------------------------------
may voluntarily resign Executive's position with Company without Good Reason, at any time on sixty (60) days advance written notice. In the event of Executive's resignation without Good Reason, Executive will be entitled to receive payment(s) for all prorated salary, unpaid vacation accrued as of the date of Employee's termination of employment, and Executive's benefits will continue under the Company's then existing benefit plans and policies during the sixty
(60) day notice period. All other Company obligations to Executive pursuant to this Agreement will become automatically terminated and completely extinguished. In addition, Executive will not be entitled to receive the Severance Payment described in subsection 7.2 above.

          7.5 280G Compliance. In the event the Executive becomes entitled to
              ---------------
the payments and benefits provided under this Agreement and/or any other payments or benefits with a Change of Control (as defined in Section 3(b)) of the Company (collectively, the "Payments"), and such Payments would result in a "parachute payment" as described in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the amount of such Payments shall be either:

               (i) the full amount of the Payments, or

               (ii) a reduced amount which would result in no portion of the Payments being subject to the excise tax imposed pursuant to Section 4999 of the Code (the "Excise Tax"),

          whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by the Executive, on an after-tax basis, of the greatest amount of benefit. Unless the Company or the Executive otherwise agree in writing, any determination required under this Section shall be made in writing by independent public accountants appointed by the Company and reasonably acceptable to the Executive (the "Accountants"), whose determination shall be conclusive and binding upon the Executive and the Company for all purposes. The Company shall bear all costs the Accountants may reasonably incur.

          7.6 Termination of Employment Upon Nonrenewal. In the event that
              -----------------------------------------
Executive gives notice of his election not to extend the Agreement for a Renewal Period as proscribe in subsection 3.2, the Agreement will expire, Executive's employment with Company will terminate and Executive will only be entitled to the Base Salary and Target Bonus then in effect, prorated to the date of termination, any accrued vacation benefits, and the Company releases any fully vested options. All other Company obligations to Executive pursuant to this Agreement will become automatically terminated and completely extinguished. Executive will not be entitled to the Severance Payment described in subsection
7.2 above. In the event that the Company gives notice of its election not to extent the Agreement for a Renewal Period as proscribed in section 3.2, such non-renewal shall be considered an event of Good Reason and Executive will be entitled to receive the payments and benefits described in subsection 7.2 above, provided Executive complies with all of the conditions in subsection 7.2 above. All other Company obligations to Executive pursuant to this Agreement will become automatically terminated and completely extinguished.

     8. No Conflict of Interest. During the term of Executive's employment with
        -----------------------
Company, Executive must not engage in any work, paid or unpaid, that creates an actual or potential conflict of interest with Company. Such work shall include, but is not limited to, directly or indirectly competing with Company in any way, or acting as an officer, director, employee, consultant, stockholder, volunteer, lender, or agent of any business enterprise of the same nature as, or which is in direct competition with, the business in which Company is now engaged or in which Company becomes engaged during the term of Executive's employment with Company, as may be determined by the Board of Directors in its sole discretion. If the Board of Directors believes such a conflict exists during the term of this Agreement, the Board of Directors may ask Executive to choose to discontinue the other work or resign employment with Company In addition, Executive agrees not to refer any client or potential client of Company to competitors of Company, without obtaining Company's prior written consent, during the term of Executive's employment.

     9. Confidentiality and Proprietary Rights. Executive agrees to read, sign
        --------------------------------------
and abide by Company's Employee Nondisclosure and Invention Assignment Agreement, which is provided with this Agreement and incorporated herein by reference. In the event of any conflict between this Agreement and the terms of the Employee Nondisclosure and Invention Assignment Agreement, the terms of this Agreement shall apply.

     10. Injunctive Relief. Executive acknowledges that Executive's breach of
         -----------------
the covenants contained in the Confidentiality and Proprietary Rights Agreement referenced in paragraph 9 would cause irreparable injury to Company and agrees that in the event of any such breach, Company shall be entitled to seek temporary, preliminary and permanent injunctive relief without the necessity of proving actual damages or posting any bond or other security.

     11. Agreement to Arbitrate. To the fullest extent permitted by law,
         ----------------------
Executive and Company agree to arbitrate any controversy, claim or dispute between them arising out of or in any way related to this Agreement, the employment relationship between Company and Executive and any disputes upon termination of employment, including but not limited to breach of contract, tort, discrimination, harassment, wrongful termination, demotion, discipline, failure to accommodate, family and medical leave, compensation or benefits claims, constitutional claims; and any claims for violation of any local, state or federal law, statute, regulation or ordinance or common law. For the purpose of this agreement to arbitrate, references to "Company" include all parent, subsidiary or related entities and their employees, supervisors, officers, directors, agents, pension or benefit plans, pension or benefit plan sponsors, fiduciaries, administrators, affiliates and all successors and assigns of any of them, and this agreement shall apply to them to the extent Executive's claims arise out of or relate to their actions on behalf of Company.

          11.1 Consideration. The mutual promise by Company and Executive to
               -------------
arbitrate any and all disputes between them (except for those referenced above) rather than litigate them before the courts or other bodies, provides the consideration for this agreement to arbitrate.

          11.2 Initiation of Arbitration. Either party may exercise the right to
               -------------------------
arbitrate by providing the other party with written notice of any and all claims forming the basis of such right in sufficient detail to inform the other party of the substance of such claims. In no event shall the request for arbitration be made after the date when institution of legal or equitable proceedings based on such claims would be barred by the applicable statute of limitations.

          11.3 Arbitration Procedure. The arbitration will be conducted in Santa
               ---------------------
Clara County, California by a single neutral arbitrator and in accordance with the then current rules for resolution of employment disputes of the American Arbitration Association ("AAA"). The parties are entitled to representation by an attorney or other representative of their choosing. The arbitrator shall have the power to enter any award that could be entered by a judge of the trial court of the State of California, and only such power, and shall follow the law. The parties agree to abide by and perform any award rendered by the arbitrator. Judgment on the award may be entered in any court having jurisdiction thereof.

     12.  General Provisions.
          ------------------

          12.1 Successors and Assigns.
               ----------------------

               (a) Company's Successors. Any successor to the Company (whether
                   --------------------
direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and assets shall assume the Company's obligations under this Agreement.

               (b) Executive's Successors. Without the written consent of the
                   ----------------------
Company, the Executive shall not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity. Notwithstanding the foregoing, the terms of this Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

          12.2 Waiver. No provision of this Agreement shall be modified, waived
               ------
or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the party hereto adversely affected thereby. No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

          12.3 Severability. The invalidity or unenforceability of any provision
               ------------
or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

          12.4 Interpretation; Construction. The headings set forth in this
               ----------------------------
Agreement are for convenience only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing Company, but Executive has participated in the negotiation of its terms. Furthermore, Executive acknowledges that Executive has had an opportunity to review and revise the Agreement and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

          12.5 Governing Law. The validity, interpretation, construction and
               -------------
performance of this Agreement shall be governed by the laws of the State of Washington.

          12.6 Notices. Notices and all other communications contemplated by
               -------
this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

          12.7 Survival. Sections 9 ("Confidentiality and Proprietary Rights"),
               --------
10 ("Injunctive Relief"), 11 ("Agreement to Arbitrate"), 12 ("General Provisions") and 13 ("Entire Agreement") of this Agreement shall survive Executive's employment by Company.

     13. Entire Agreement. This Agreement, including the Company Nondisclosure
         ----------------
and Inventions Assignment Agreement incorporated herein by reference and Company's Stock Option Plan and related option documents described in subsection
4.3 of this Agreement, and the NonCompetition Agreement executed in connection with the Asset Purchase Agreement constitute the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral. This Agreement may be amended or modified only with the written consent of Executive and the Board of Directors of Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

     14. Counterparts. This Agreement may be executed in counterparts, each of
         ------------
which shall be deemed an original, but all of which together will constitute one and the same instrument.

THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN.

WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.

                                           WILLIAM HODGMAN


Dated:   4/9/02                            /s/  William Hodgman
       -----------------------------       -------------------------------------



                                           NetRatings, Inc.


Dated:   4/9/02                            By:  /s/  Jack Lazar
       -----------------------------           ---------------------------------